Exhibit 99.1

   Aegis Assessments Announces Appointment of Former ABM Industries Executives
                               as Sales Directors

    SCOTTSDALE, Ariz.--(BUSINESS WIRE)--Jan. 5, 2004--Aegis Assessments, Inc. (OTCBB:AGSI) announced today that H. Kenneth Edge has joined the company as Executive Director of Sales and Mauro Scigliano as the new National Director of Sales as the Company opens its new National Sales Office in Scottsdale, Arizona. Their extensive sales and management experience at ABM Industries Incorporated (NYSE:ABM) the country's largest publicly traded facilities services contractor, supports Aegis' entry into the commercial security equipment market. While serving as an Executive Vice President at ABM, Mr. Edge was responsible for all domestic and international sales and marketing. He developed and implemented sales strategies and plans that resulted in revenue growth from $325 million to $1.2 billion during his tenure. Mr. Edge will be responsible for all Aegis' sales and marketing activities in the United States and Europe, including development of a national sales force and new business development in the commercial facilities sector.
    "The Aegis SafetyNet(TM) line of wireless security products has almost limitless applications to a very diverse customer base. The effectiveness of public safety agencies responding to an emergency at a high-rise building or other commercial facility is highly dependent upon the integration of public and private emergency systems," Mr. Edge said. "That's where homeland security is going -- a partnership between public safety agencies and private security. I am tremendously excited about building the Company's national sales force and implementing our marketing plan to bring the SafetyNet(TM) line of products to facilities managers and private security personnel nationwide."
    Mr. Scigliano has over 25 years experience in the commercial facilities industry. As President of a new division, ABM Facility Services Company, a subsidiary of ABM Industries Incorporated, Mr. Scigliano demonstrated his ability to implement a national sales and marketing plan by driving that division's revenues to $162 million. Working out of Aegis' new National Sales Office, Mr. Scigliano will develop and oversee an aggressive marketing and sales campaign designed to drive sales for the Company's products.
    "I have worked closely with Mr. Scigliano for 20 years. His extensive knowledge of the life safety industry and his proven ability to generate sales revenues will help Aegis launch its public safety and life safety product lines in major commercial and industrial facilities across the country," said Mr. Edge. "The SafetyNet(TM) has tremendous revenue generating potential in several markets. I believe SafetyNet(TM) technology will be a valuable new tool for facilities managers to protect lives and property. We both feel Aegis is in a position to make a huge impact in improving public safety."
    "Mr. Edge's and Mr. Scigliano's proven sales track records, coupled with their extensive management experience, will provide Aegis a significant opportunity to grow the company nationally and internationally," Eric Johnson, the Company's Chief Executive Officer, said. "Our sales and marketing plan will position the company to take advantage of the rapidly emerging homeland security market, which is projected to grow to over $170 billion in 2006."

    About Aegis Assessments, Inc.

    Through the SafetyNet(TM) line of products, Aegis provides wireless security solutions to public safety agencies and commercial security companies for homeland security and life safety applications. Integrating emergency and life safety systems available to the public and private sectors is the new challenge in homeland security that the Company's products and technologies address.

    "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve risks and uncertainties. Statements in this press release other than statements of historical fact are forward-looking statements that are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from results expressed or implied by forward-looking statements. You should not place undue reliance on forward-looking statements, because they involve these risks and uncertainties. You should independently investigate and fully understand all risks before making investment decisions.


    CONTACT: Aegis Assessments, Inc.
             Richard Reincke, 877-718-7599 ext 402
             richard@aegiscorporate.com
             www.aegiscorporate.com